FINAL TRANSCRIPT








Conference Call Transcript

PWAV - Q4 2004 Powerwave Technologies Earnings Conference Call

Event Date/Time: Jan. 27. 2005 / 5:00 p.m. ET
Event Duration: 46 min


















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


CORPORATE PARTICIPANTS
Kevin Michaels
Powerwave Technologies, Inc. - CFO, SVP of Finance & Secretary

Bruce Edwards
Powerwave Technologies, Inc. - President & CEO



CONFERENCE CALL PARTICIPANTS
Matt Robinson
Ferris Baker Watts - Analyst

Brian Modoff
Deutsch Bank - Analyst

Kenneth Muth
Robert W. Baird - Analyst

Michael Ounjian
Credit Suisse First Boston - Analyst

Scott Kinum
UBS O'Connor - Analyst

James Faucette
Pacific Crest - Analyst

Steven Clement
Analyst

Mike Walkley
Piper Jaffray - Analyst

Jeff Kvaal
Analyst

Mark Sue
RBC Capital Markets - Analyst

June Kim
Analyst

Tony Rio
East Shore Partners - Analyst




PRESENTATION



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Operator


     Good day, ladies and gentlemen, and welcome to the Fourth Quarter 2004 Powerwave Technologies Earnings Conference Call. My name is Ann Marie, and I will be your coordinator for today. At this time, all participants are in listen-only mode. We will be facilitating a question and answer session towards the end of today's conference. If at any time during the call you require assistance, please press "star" followed by "zero" and a coordinator will be happy to assist you.

I would now like to turn the presentation over to Mr. Kevin Michaels, Chief Financial Officer. Please proceed, sir.


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

Kevin Michaels - Powerwave Technologies, Inc. - CFO, SVP of Finance & Secretary


     Thank you. And good afternoon, everyone and welcome to the Powerwave Technologies fourth quarter 2004 financial results conference call. Before starting, I would like to point out that various remarks we may make about future expectations, plans and prospects for Powerwave, including but not limited to anticipated revenues, operating margins, gross profit margins, earnings per share levels, revenue composition, the timing of completion of the integration of the LGP Allgon acquisition, and the amount of potential cost synergies, demand levels for the company's product lines, trends in the wireless infrastructure market, the timing of product deliveries and future orders, expense levels, capital expenditure rates, inventory turns and tax rates, and day sales outstanding are all forward-looking statements.

These statements are subject to numerous risks and uncertainties that could cause Powerwave's actual results to be materially different from those projected or implied. Some of the risks and uncertainties include our ability to integrate acquisitions and realize anticipated cost savings and synergies, fluctuations in foreign currencies, the impact of competitive products and pricing, economic and political conditions, and the loss of one or more significant customer accounts.

Please refer to our press release, Powerwave's current Form 10-Q for the quarter ending October 3, 2004, our Form 10-K for the year ended December 28, 2003, and other filings which are on file with the Securities and Exchange Commission for additional information on factors which could cause our actual results to be different from those projected or implied herein.

In addition, on this call, we will discuss non-GAAP financial information. A reconciliation of the non-GAAP financial information to our financial statements as prepared under GAAP is included in our press release dated today, which can be found at our website at Powerwave.com and on Business Wire.

Powerwave completed the acquisition of LGP Allgon during the second quarter of 2004, and the results reported herein include the results of LGP Allgon for the entire fourth quarter of 2004. With all of this in mind, I'd like to start by quickly reviewing our financial results, which are also summarized in our press release.

Net sales for the fourth quarter of 2004 were 156.4 million. Approximately 1.8 million of non-cash amortization costs related to our acquisition of LGP Allgon are included within cost of goods sold, and approximately 2.9 million are included in operating expenses. In addition, our fourth quarter results include a $45 million non-cash charge related to the establishment of a full valuation allowance against our US deferred tax assets.

For the fourth quarter, our gross margin on a full-GAAP basis is 24.4%. Excluding the 1.8 million of acquisition related amortization costs in our cost of goods sold for the fourth quarter, we would have reported a gross profit margin of 25.6%. For the fourth quarter, sales and marketing expenses were 8.8 million, R&D was 13.3 million and G&A was 7.6 million. Including the intangible amortization expense of 2.9 million, our total operating expenses were 32.6 million.

For the fourth quarter, we had an operating profit of 5.5 million, which include the acquisition and restructuring related charges and expenses of approximately
4.8 million. Excluding these expenses on a pro forma basis, we would have reported an operating profit of 10.3 million. We had net other income for the quarter of 94,000. On a GAAP basis, our total net income before taxes was 5.6 million.

As I mentioned earlier, we have established a $45 million valuation allowance against our US deferred tax assets. And this valuation allowance effectively removes our US deferred tax assets from our reported balance sheet. We will continue to use any existing tax loss carry forwards to reduce taxes payable in the US. We took this action based upon the cumulative net losses on our US tax books, as well as the current structure of the company.

As those of you who follow Powerwave know, we have moved most all of our manufacturing operations to lower cost locations outside of the US, which causes manufacturing profits to be earned in those locations. In addition, over 70% of our revenues are currently earned outside of the US. As a result, we currently expect a majority of our profits to be earned internationally.

Including the effect of the valuation allowance, we reported a net loss after-tax of 41.5 million. The basic and diluted loss per share is 41 cents based on a basic weighted average share outstanding of approximately 101.4 million shares. On a pro forma basis, excluding the restructuring and acquisition related charges of 4.8 million, and the valuation allowance of 45 million, and utilizing an assumed tax rate of 20%, our net income after taxes would have been 8.3 million or a fully diluted earnings per share of 7 cents based on a fully diluted weighted average share outstanding of a 125.8 million.

Now, I would like to describe our revenues on a geographic basis. Our total Americas revenues for the fourth quarter of 2004 were approximately 35.5 million or 23% of our revenues. Our total Asian sales accounted for approximately 13% of revenues or 20.6 million. And our total European and other international revenues were 100.3 million or approximately 64% of revenues.

For the fourth quarter, our wireless communications business unit represents approximately 92% of our revenues for the quarter. Our contract manufacturing business accounted for approximately 8% of revenues or l1.8 million. Also for the fourth quarter, sales of product within the antenna systems area totaled
41.4 million or 26% of total revenues. Base station subsystems sales totaled
79.3 million or 51% of revenues; and coverage solutions sales totaled 23.9 million or 15% of revenues. Also for the fourth quarter, our total 3G related sales were approximately 36 million or approximately 23% of our total revenues and account for 25% of our wireless communications business unit revenues.

In terms of our customer profile for the fourth quarter, our total OEM sales increased by over 10 million from the third quarter of 2004, and accounted for approximately 44% of our total revenues. Our total direct and operator sales increased by approximately 3 million from the third quarter, and accounted for approximately 48% of our total revenues.

Our total gross profit margin was 24.4% for the fourth quarter on a full-GAAP basis. On a pro forma basis, excluding the 1.8 million of acquisition-related amortization costs, our total gross profit margin would have been 25.6%. We saw a slight decline in our gross margins during the fourth quarter when compared to our third quarter results. This decline was due to several factors. The largest of which was the result of our move of one of our manufacturing locations in Sweden to locations in both Asia and Eastern Europe.

During this process, we incurred duplicate costs, while we both ramped down activities in Sweden as well as ramped up production in the new locations. By the end of the quarter, we have transferred approximately 25 products and closed our largest manufacturing facility in Sweden. In addition, we were impacted in part on the cost side from the rising value of both the Swedish kroner and the euro as compared to the US dollar, due to our production and operation activities within Europe.

With respect to our ongoing integration activities, we continued to expect them to be complete by the end of June. We believe that with our integration activities completed, we'll be in a very strong position going forward to drive continued improvements in our cost structure, so that we continue to achieve our long-term gross margin target of the mid to high 20% range, excluding any acquisition related expenses.

I will now review our operating expenses for the fourth quarter of 2004. For the fourth quarter, our sales and marketing expenses were 8.8 million, R&D expenses were 13.3 million, and our G&A expenses were 7.6 million. We also recorded 2.9 million of intangible amortization related to the acquisition during the quarter. For the fourth quarter, our tax rate was significantly impacted by the valuation allowance on our US deferred tax assets. We are continuing to evaluate our future tax rate based upon our diverse international operations. Based upon the impact of the valuation allowance on the US source income and our international sources of income, we currently estimate that our effective worldwide tax rate will be approximately 24% for fiscal year 2005. I want to stress, this estimate will fluctuate based upon our actual results.

Next, I'll quickly review our balance sheet. Total cash at January 2, 2005, was approximately 289.5 million of which 6.8 million is reflected as restricted cash on our balance sheet. During the fourth quarter, we completed an offering of 200 million of 1.875% convertible subordinated notes due 2024, and simultaneously repurchased 40 million or 5.1 million shares of our common stock. This offering resulted in net cash proceeds to Powerwave of approximately 154 million.

For the fourth quarter, our net inventory was 65.8 million, which represents inventory turns of approximately 7.2 times. Our total net accounts receivable were 133.1 million, which represents AR days sales outstanding of approximately 77 days, which is an improvement from our third quarter DSO of 85 days.

Our total capital spending during the quarter was approximately 5.1 million. I'd now like to turn the call to Bruce Edwards, Powerwave's Chief Executive Officer.


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Bruce Edwards - Powerwave Technologies, Inc. - President & CEO


     Thank you Kevin, and good afternoon everyone. Our fourth quarter financial results build upon our strong third quarter performance. Our sales revenues exceeded our earlier guidance for the quarter, due in part to shipments to one of our key OEM's for deployment in India.

On our third quarter conference call, we stated that we were unsure of the timing of this project and had moved most of the expected demand into the first quarter of 2005. Our revenue forecast proved conservative as we saw good demand for this product during the fourth quarter.

As Kevin mentioned, our gross margins on full GAAP basis came in at 24.4%, down less than one percentage point from the third quarter. Our fourth quarter gross margins were impacted in part by a mix shift to more OEM and contract manufacturing business, although these revenues also entail lower operating expenses. Our fourth quarter gross margins were mainly impacted, again as Kevin mentioned, by the acceleration of our move of manufacturing from our location in Sweden to our manufacturing locations in China and Estonia. By the end of the fourth quarter we had transitioned over 25 products and over 80% of our manufacturing volume. We have closed our largest manufacturing plant in Sweden, and our overall Company headcount was reduced by over 200 people.

Importantly, we were able to achieve record revenues while accomplishing this move, although our financial results did endure some expense impact as a result of this move. We saw our manufacturing costs in Sweden significantly increase from the third quarter as we transferred the product lines. Importantly, these are one-time amounts and we fully expect our gross margins to improve in the first quarter, now that this transition is behind us.

For the fourth quarter, our loss per share on a GAAP basis was 41 cents and on a pro forma basis our earnings per share was 7 cents, after excluding restructuring cost and acquisition-related amortization and a deferred tax asset valuation charge. This was right in line with analyst expectations. Our balance sheet remains strong with inventory turns of seven times and a reduction in accounts receivable days outstanding as compared to the third quarter.

As we exit fiscal year 2004, we remain very pleased with our market position. We have continued to expand our customer opportunities, have a significant design in position on third generation technologies, and are continuing to see significant benefits in our cross-selling opportunities. We also believe we have a very important supplier position established with respect to some of the recent industry announcements on new contracts, which are expected to begin deployment in 2005.

We are very excited and in fact quite optimistic about fiscal year 2005. Powerwave as an established end-to-end wireless infrastructure supplier, has the number one market share position in both transmit and receive amplification, the number two position in repeaters, and the number three position in base station antennas. We also believe we will be selling into an environment of increased wireless infrastructure spending in 2005. All of this leads to our outlook for the first quarter of 2005 and the full year. This will be the first time in over a year we have provided an outlook beyond the next quarter. Although our guidance is subject it a number of risks and uncertainties that could cause our current outlook to be different, we thought we would provide you with our current view on the first quarter and full year.

Our first quarter revenues traditionally see a falloff from the fourth quarter. For example, last year we saw a sequential decline in revenues for Powerwave of approximately 12%. This year we believe our revenues will decline by a much lower percentage of between 1% to 7%, and have established an initial revenue range for the first quarter of 2005 of 145 million to 155 million. Our current pro forma earnings estimate for the first quarter, again excluding any restructuring or acquisition related amortization, is expected to be in the range of 6 to 8 cents per share. As a reference point, the current mean estimate for our first quarter of 2005, from approximately 13 analysts covering Powerwave, is for revenues of 150.4 million and pro forma earnings per share of 7 cents. Both of these estimates are at the midpoint of our expected revenues and pro forma earnings per share range for the first quarter of 2005.

Turning my attention to the full fiscal year 2005, we believe our revenues will be in the range of 650 million to 690 million with particular strength in the second half. Also for the full fiscal year, we expect our pro forma earnings per share before any restructuring costs, acquisition related amortization or stock option compensation cost, to be between 34 cents and 41 cents per share. Both our revenue and current pro forma earnings expectations for the year, are currently between the mean estimate and the high estimate from approximately 13 analysts who cover the Company. We remain comfortable with this range and believe any current estimates below the mean estimate of 650 million in 2005 sales and pro forma earnings per share of 34 cents are too low and do not fully reflect the existing customer relationships and various opportunities that Powerwave will be pursuing in fiscal 2005.

I would now like to turn the call over to the operator and address any questions you might have.



QUESTION AND ANSWER



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Operator


     Thank you. Ladies and gentlemen, if you wish to ask a question, please press "star one" on your touch-tone phone. If your question has been answered or you wish to withdraw your question, please press "star two." Again to ask a question, the command is "star one" and we'll pause for a moment as questions queue up.

And your first question comes from Matt Robinson of Ferris Baker Watts. Please proceed.


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Matt Robinson - Ferris Baker Watts - Analyst


     Just on your progress, can you first give a sense of how much of the revenue, how much of your revenue came out of those Swedish operations that you moved?


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Bruce Edwards - Powerwave Technologies, Inc. - President & CEO


     Well, as far as the production level.


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Kevin Michaels - Powerwave Technologies, Inc. - CFO, SVP of Finance & Secretary


     Well, in terms of the productions I mean, the sales side obviously, stayed so we didn't move sales functions. On the production side, as we mentioned, the production was moved during the quarter. So it's real hard to estimate. Production is going to fall at the very end of the quarter but some of the sales were coming from inventory that have been previously built, and some of it's from new stuff built during the quarter. So, it's real hard to give an exact breakdown of that. But the thing to point out is, we've moved just this manufacturing operations and not the sales operation.


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

Matt Robinson - Ferris Baker Watts - Analyst


     I was trying to get at what percentage of your sales just saw a major cost improvement.


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Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     Well, without getting down to straight specifics, I think importantly, a lot of our TMA base station antenna products were being built in Sweden at the time of the acquisition with an initial start-up of ramp in China and Estonia. What we were able to accomplish during the quarter was to move over 80% of that volume. So that will start to come out of our facilities beginning in 2005. So the facility now in Europe has been closed. We did build some finished goods in advance that we will be shipping into the beginning part of the first quarter. But importantly as you move into the first quarter now you will see that volume coming out from the other operations. So, we think it's going to be obviously very beneficial overall to our cost structure. We will be producing at the high end of our revenue range almost the comparable volume we had with less people and, importantly, in a lower cost environment and hence as we indicated we think we are going to start to see the benefits of that beginning in the first quarter with respect to improvement in the gross margin.


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Matt Robinson - Ferris Baker Watts - Analyst


     If you look at the TMAs, repeaters, and the other categories, what do you think are going to be your fastest growing segments this year?


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Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     Well, I think, as we look at it -- we see opportunities in all the segments and the key is there's only a few companies that can provide the full end-to-end solutions that Powerwave has today. So what we are seeing is in some of the more recent contract announcements, we are getting to develop multiple products with those customers either direct to those customers or through their OEM partners. So, in our growth from about $474 million in sales this year to 650 to 690, we'd expect to see growth across the board because of the broad product line base that we have. You know, we are seeing -- I think, we mentioned in previous calls a good interest on our triple-band antenna product, remote-electrical balance capability. Our TMA position, we think in 3G is very strong. But we like our power amplifier position in third generation with seven OEMs as customers of our third generation amplifiers and we strongly believe that the wireless coverage solutions that we have particularly for third generation and in-building could be a particular area strength as we go and that is smallest base of revenues. So if you took actual growth rates you might see better growth rates there, but overall we think the overall tone for wireless infrastructure spending in 2005 is much improved from 2004 and we like the products across the board that we have sell into that market.


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Matt Robinson  - Ferris Baker Watts - Analyst


     Okay. Great.


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Operator


     And you next question comes from Brian Modoff with Deutsch Bank. Please proceed.


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

Brian Modoff  - Deutsch Bank - Analyst


     Yes. A couple of questions. Can you, Kevin, can you help talk through what you are targeting in terms of your margins for the guidance you gave for the year? And then, what do you see as the key growth drivers in terms of your revenue forecast for the year?


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Kevin Michaels - Powerwave Technologies, Inc. - CFO, SVP of Finance & Secretary


     In terms of margins, obviously, as you know our target model is mid to high 20s. And obviously we are at the low end of that range. I think, as Bruce mentioned, we expect to see some sequential improvement during the year for that. So I think you can extrapolate from there based off further numbers.


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Brian Modoff  - Deutsch Bank - Analyst


     OK.


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Kevin Michaels - Powerwave Technologies, Inc. - CFO, SVP of Finance & Secretary


     I will let Bruce address the revenue side.


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Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     You got to think -- I think overall, Brian as you know in the fourth quarter a couple of consolidations in the US have been resolved. I know there's a new one that's been announced. There's also been indication of spend levels from a lot of the customers going into 2005 and we think we are very well positioned to support those customers as they go forward in their build out plans. At the same time we believe that there will be increased spending in 3-G as we move it throughout 2005. We have a very strong position, we believe, in third generation systems. So we see that also as a growth driver as we move into the year. As we say, we are comfortable with the revenue range of 650 to 690 but we think it will be particularly strong in the second half of the year based on indications that have been made by some of the customers as far as they are deploying the plan.


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Brian Modoff  - Deutsch Bank - Analyst


     Are there any of the breakout groups, antenna group, coverage group, subsystems that you expect to be stronger than average?


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Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     Well, again, I think overall as we look at it, what we like is the fact that in a lot of these opportunities, it's not just one product we are selling into them as we previously did just with the power amplifiers. So it's hard for us to look at one and say we think this is going to be the main growth driver. We think that we can participate on numerous products with a lot of the current contracts that are coming out and then we do believe because of our strength of triple-band which has the 3-G capability for the antenna, the TMA line-up that we have again in 3-G and our power amplifier position in third generation as well that our base station subsystem group is going to do pretty well next year.


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

Brian Modoff  - Deutsch Bank - Analyst


     Have you seen the orders out of Cingular yet?


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Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     Again, we are really happy with the -- with how the fourth quarter came together and some of the decisions that were made. I think the expectation is that Cingular has large deployment plans going forward into 2005. I think they have actually had a conference call and said they looked to be spending over $7 billion this year going forward. So, those -- that going on right now obviously factors into our plans going forward and we reflect that in the guidance we've given.


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Brian Modoff - Deutsch Bank - Analyst


     Kevin, can you talk a little bit about what you think on the operating expense levels for the year, what you are targeting in terms of R&D, SG&A and then the 20% tax rate in the quarter, that was a little below your target. Any reason for that?


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Kevin Michaels - Powerwave Technologies, Inc. - CFO, SVP of Finance & Secretary


     Well, you know, obviously, what we use in terms of - tax rates, we've had a lot of benefits from the US side and that's why we have written off the deferred US tax assets. So when you average that out compared to with the foreign income it brought us down to that level and obviously with the valuation allowance going forward, our target for next year is that 24% level and the reason is it's benefiting that is obviously because of the position we have in the US side, and with our foreign income levels expected to increase in some lower tax jurisdictions that continues to benefit us.


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Brian Modoff  - Deutsch Bank - Analyst


     And then your margin targets?


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Kevin Michaels - Powerwave Technologies, Inc. - CFO, SVP of Finance & Secretary


     In terms of the operating expense levels, they are generally around the same levels. You shouldn't see much significant increase. Obviously, if sales grows, there will be some increase in sales expenses related to that. But our other levels, there will be a little bit of growth during the year but not significant. You should stay around the same levels. We do -- we may see a little bit of drop but that will be offset by probably some growth in the business. We do have -- with the integration activities there are some minor expense levels that will come down particularly in the G&A area. But I wouldn't expect to see any significant change there on absolute dollar levels.


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Brian Modoff - Deutsch Bank - Analyst


     Thank you.


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

Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     Yes. If you look at the fourth quarter of this year, your operating expenses were running, I guess, around 19% before the amortization. I think you can see some improvement as you move through the year on that. Mainly driven by revenues increasing. I think the real key is going to be tight focus as we've had on operating expenses and making sure we are targeting the dollars in the right development areas and right sales areas. But importantly, as we have now done a lot of the work as far as the manufacturing structure and getting the manufacturing both in Asia and in Eastern Europe in low cost environments, we expect to see a good improvement in the gross margin as we move through the year.


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Brian Modoff - Deutsch Bank - Analyst


     Do you think you can get a net operating margin in double digits by the end of the year?


--------------------------------------------------------------------------------
Unidentified Speaker


     Our target remains, in the -- in the high single to low double digits and I would expect that we would be there by the end of the year.


--------------------------------------------------------------------------------
Brian Modoff - Deutsch Bank - Analyst


     Okay. Thanks.


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Operator


     And your next question comes from Kenneth Muth with Robert W. Baird. Please proceed.


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Kenneth Muth - Robert W. Baird - Analyst


     Hello?


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Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     Kenneth, go ahead. I can hear you now.


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Kenneth Muth - Robert W. Baird - Analyst


     Sorry about that. Its head set problems. Any updates that you can give us with the supplier agreement that you talked about with Vodafone back in again in late November can you give us an update on that and how strategic that is helping your EMEA sales? And then anything on 3G that you see being more incremental positive in '05 especially in the United States?


--------------------------------------------------------------------------------

Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     Sure. With respect to the Vodafone agreement I think as we mentioned on the third quarter conference call, what is key to that for us is, we were operating with a lot of the Vodafone subsidiaries and selling products into them and getting the corporate contract in place makes it easier for us as we are out marketing to the individual networks because we've the corporate contract in place and can begin to utilize that. And I think really what it has allowed us to do is build upon the position we've had with that key customer. But more importantly, when you look overall, I think at Powerwave the key is, that we have multiple network operator customers that we can sell into. In Europe, our business was up a little bit when compared to the third quarter so we think that has obviously helped and as you know Vodafone is the largest operator in the world. When you look at the US basis again, I think the indication has been from some of the key network operators here is they are going to move ahead with shoring up some of the second generation performance, second generation systems, improving the performance and coverage of those but more importantly targeting dollars to next-generation type systems and we intend to participate in both of those as we move through the year and I think in particular Cingular has a clear goal of a number of sites they want up by the end of the year for their third generation system. Verizon, as you know has been very active on their deployment, as has Sprint. So again we think it's a better environment that we will be selling into and we view that wireless infrastructure spending being up next year when we formulated our plans for the full fiscal year.


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Kenneth Muth - Robert W. Baird - Analyst


     And Kevin, is the share count in Q1 going to be pretty similar and flat to Q4?


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Kevin Michaels - Powerwave Technologies, Inc. - CFO, SVP of Finance & Secretary


     Actually the basic count will be down roughly around 100 million even. And fully diluted count will be around 130 million. And the reasons for that is with the bond offering in the fourth quarter was reflected is a weighted average for the quarter and those numbers I just gave will be for the full quarter.


--------------------------------------------------------------------------------
Kenneth Muth - Robert W. Baird - Analyst


     Thank you.


--------------------------------------------------------------------------------
Operator


     And your next question comes from Michael Ounjian of Credit Suisse First Boston. Please proceed.


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Michael Ounjian - Credit Suisse First Boston - Analyst


     Thank you. Could you talk a little bit about what some of the swing factors might be in the guidance range for the first quarter, is that related to spending in the US or is that other regions that are impacting that and then really a similar question for the full year guidance?


--------------------------------------------------------------------------------
Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     If you could just clarify what you mean.


--------------------------------------------------------------------------------

Michael Ounjian - Credit Suisse First Boston - Analyst


     I guess, I mean, the range, within the range of 145 to 155 and in particular the full year range being pretty broad, I guess, what are some of the factors that could make the difference between the low end and high end?


--------------------------------------------------------------------------------
Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     Well I think, let me just go in the first quarter, I want to be clear we are very comfortable with the 145 to 155 range and that clearly based on some existing orders we brought in to the quarter but more importantly indications from the OEM customers we have and indications from our network operator customers with respect to their spend levels and we feel coming off the fourth quarter going into, what we think is going to be a better spending environment that helped us set that range and within that range we are very comfortable. For the full year, when you look at again I think it is maybe a $10 million swing per quarter getting to $650 million to $690 million. I think you have to look at the overall drivers which is basically people do expect, I believe, spend levels in the US to pick up. There's been indications from the key network operators here, as to some of their plans going forward. And clearly we factored in our plans based on our conversations with OEMs and network operators that, third generations spend in our product offering will also be a bigger component as we move into this year. So, those would be the two-macro factors that could impact the overall kind of spend level that we have going on. I think it is important to go back, we sell the -- all the major network operators, all the major base station OEM's and we sell around the world, so I think we have a lot of opportunity in a lot of areas to sell into but I think its those two macro trends that really factored into our thinking for the full fiscal year.


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Michael Ounjian - Credit Suisse First Boston - Analyst


     Great. Thanks. And just in terms of the balance sheet - I apologize if you answered this already but looks like there was good improvement in DSO's and inventory turns in the quarter just I wanted to see sort of looking forward, what trends we should be looking for there.


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Kevin Michaels - Powerwave Technologies, Inc. - CFO, SVP of Finance & Secretary


     Well, I think from our perspective on the inventory turns, we would hope during the course of 2005 to see further improvement on the inventory turn. I think in the DSO's we operate in a range that is probably between 75 to 85 range. We got back down to the 77 level, but I think that's especially on a worldwide international basis that's the average kind of range we expect to be in. So we don't expect a lot of changes there within that range.


--------------------------------------------------------------------------------
Michael Ounjian - Credit Suisse First Boston - Analyst


     Great. Thanks. And just last question, housekeeping, what was cash flow from operations for the quarter in CapEx?


--------------------------------------------------------------------------------
Kevin Michaels - Powerwave Technologies, Inc. - CFO, SVP of Finance & Secretary


     The CapEx for the quarter was $5.1 million and operating cash flow for the quarter was approximately $5 million.


--------------------------------------------------------------------------------

Michael Ounjian - Credit Suisse First Boston - Analyst


     Great. Thank you.


--------------------------------------------------------------------------------
Operator


     And your next question comes from Scott Kinum (ph) of UBS O'Connor. Please proceed.


--------------------------------------------------------------------------------
Scott Kinum - UBS O'Connor - Analyst


     Most of my questions were answered. I just missed when you went over Q1 forecast. Would you mind of repeating?


--------------------------------------------------------------------------------
Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     The outlook for Q1 is revenues of $145 million to $155 million and then pro forma earnings per share before any acquisition related amortization or restructuring of 6 to 8 cents.


--------------------------------------------------------------------------------
Scott Kinum - UBS O'Connor - Analyst


     Thank you very much.


--------------------------------------------------------------------------------
Operator


     And your next question is from James Faucette of Pacific Crest. Please proceed.


--------------------------------------------------------------------------------
Steven Clement Analyst


     Steve Clement for James Faucette. Just a quick question on the share count. I was just wondering how much you think about modeling that beyond Q1 for the rest of the year?


--------------------------------------------------------------------------------
Kevin Michaels - Powerwave Technologies, Inc. - CFO, SVP of Finance & Secretary


     It should be relatively flat for the whole year, so there shouldn't be any significant changes.


--------------------------------------------------------------------------------
Steven Clement Analyst


     Right. Thank you.


--------------------------------------------------------------------------------
Kevin Michaels - Powerwave Technologies, Inc. - CFO, SVP of Finance & Secretary


     You're welcome.


--------------------------------------------------------------------------------

Operator


     And your next question is from Mike Walkley with Piper Jaffray. Please proceed.


--------------------------------------------------------------------------------
Mike Walkley - Piper Jaffray - Analyst


     Great. Thanks. Most of my questions have been answered. Maybe just one question on the China market. Have you seen any kind of slowdown on the China market short term ahead of potential 3G builds later in the year?


--------------------------------------------------------------------------------
Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     I think our Asian business was up a little bit from -- I think it was up a little bit from the third quarter.


--------------------------------------------------------------------------------
Mike Walkley - Piper Jaffray - Analyst


     Yes.


--------------------------------------------------------------------------------
Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     So, I think we are seeing pretty good demand over there. Again we operate mainly through the OEM's. We have expanded a little bit of our network operator sales opportunities over there but I can't say today based on the outlook we have had from our team over there that we have seen any significant change, pending a slowdown for third generation spending?


--------------------------------------------------------------------------------
Kevin Michaels - Powerwave Technologies, Inc. - CFO, SVP of Finance & Secretary


     Yes, we include our Asian sales in total; include a number of areas. But, particularly in China, our actual sales were up sequentially over the third quarter.


--------------------------------------------------------------------------------
Mike Walkley - Piper Jaffray - Analyst


     Okay. Thanks. And then, just in terms of the full-year guidance, back half loaded, would you expect sequential improvement kind of throughout the year in getting to that guidance? Is that the best way to think about it?


--------------------------------------------------------------------------------
Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     Yes. I think that the second half will be stronger clearly than the first but we do expect Q2 to be better than Q1. And normally we model Q3 at or generally a little better than what we are, because you do have the summer holiday season, but -- and then a strong Q4, I guess is the best way to look at it.


--------------------------------------------------------------------------------
Mike Walkley - Piper Jaffray - Analyst


     Great. Thank you very much.


--------------------------------------------------------------------------------

Operator


     Again, as a reminder, ladies and gentlemen, if you do wish to ask a question, please press "star" "one" on your touch-tone phone. And your next question comes from Matt Robinson of Ferris, Baker, Watts. Please proceed.


--------------------------------------------------------------------------------
Matt Robinson - Ferris Baker Watts - Analyst


     I'm covered. You guys answered all the questions. Thanks.


--------------------------------------------------------------------------------
Operator


     And your next set of question comes from Next is Jeff Kvaal. Please proceed sir.


--------------------------------------------------------------------------------
Jeff Kvaal Analyst


     Thanks, Kevin, I'm wondering if you might provide some insight to us on the impact of currency on both the revenue and margin lines for you folks. Thanks.


--------------------------------------------------------------------------------
Kevin Michaels - Powerwave Technologies, Inc. - CFO, SVP of Finance & Secretary


     Well, sure. In terms of the whole picture, we have a fair amount of European operations but a number of our sales are based in dollars around the world, though we do have portions, particularly European operators in the euro and Swedish kroner. We, obviously, with our manufacturing operations over there we have a significant cost base in Europe, particularly in the Swedish kroner. Now, in terms of our overall revenues for the quarter, the impact was fairly minor. We calculated it to be roughly about 2 million to 3 million on the total revenue line. The margin impact, as we said, we think that contributes slightly to some of the margins shortfall this quarter. Most of it was due to the increased cost of our transitions, but there was some minor impact there, particularly due to our European manufacturing operations. Those costs were incurred, obviously, at a higher rate level then previously. So that had some negative impact on us. Now going forward, obviously, as we have transitioned production out of there, we should see some benefit from there.


--------------------------------------------------------------------------------
Jeff Kvaal Analyst


     Thanks Kevin.


--------------------------------------------------------------------------------
Operator


     And your next question comes from Mark Sue of RBC Capital Markets. Please proceed.


--------------------------------------------------------------------------------
June Kim Analyst


     Yes. This is actually June Kim for Mark Sue. My question is on Asia which you addressed in an earlier question. I believe Nokia earlier today cited strong momentum in Asia with 3G Networks. Does this explain any of the 29% sequential jump in Asia sales or is it primarily rising in India and China 3G spending?


--------------------------------------------------------------------------------

Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     How it would be reflected would be, for the most part in the third generation our sales are to the OEM, and we track them to where we deliver the product. So, I think for the most part on the OEM to third generation as that wouldn't account for the increase in the Asian sales or those deliveries that are made to other facilities. I think that you're seeing -- I mentioned in my formal comments, India we saw some pretty good demand from, and Kevin mentioned our China sales were up as well. That would have to do with existing OEM relationships that we have and for product we're delivering there. And then, more importantly, I think we are developing a base of some network operator sales in that region and that network will help as well.


--------------------------------------------------------------------------------
June Kim Analyst


     Great. And now, in the past, I believe you have talked about momentum with Ericsson. Is Ericsson anywhere near 10% customer and do you anticipate that to -- for them to reach that 10% level maybe sometime in 2005?


--------------------------------------------------------------------------------
Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     I think what -- actually, it's very difficult for us to predict customers when they get to a certain share. What we found in the past is it would depend on the quarter, depends on contracts, where people are. I think, consistently, we've seen Nortel, most recently in the mid teens and Nokia pretty consistently at 10% or over 10% of revenues. With Ericsson we remain clearly on track with what we are trying to do in expanding our relationship there. I spoke on the third quarter conference call about our third generation developments, so we have commenced deliveries of those to them in the fourth quarter. Those were modest as we indicated, and they move into production in 2005. And we also are looking and are working with all of the key OEMs on some of the large contracts that have announced. So we think we'll be able to build our base of business with a number of different OEMs. But predicting when somebody may get to 10% is relatively difficult for us. You may see a different OEM pop up now and then as 10%. The key to that is the broad product line. So, I think we put Ericsson in more of a developing stage right now with some of the other customers. We are selling multiple products to them, and so that allows them to get to 10% a little bit quicker.


--------------------------------------------------------------------------------
June Kim Analyst


     And my final question is on competition in China. Is it largely the same players that you compete with worldwide or you get possibly some additional local vendors that you have to compete with, and if you could talk about what percentage local players may currently hold in China?


--------------------------------------------------------------------------------
Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     Well, I think if you really look at the market today, we think that there's a small number of full end-to-end suppliers that can provide the complete solution to the customer. I think today you heard from both of them when they announced their results, us being one of them. I think as you look at China there's clearly going to be a local market, local competitors going after the business. You will see the same thing in India, for example, and I think the market will divide between local supply and people like ourselves providing product to the key customers. What we've seen to date is more specialty kind of suppliers, antenna suppliers or repeater supplier going at some of the business. We haven't seen as much the full service, the full complement of products suppliers that you have with say with Powerwave. But I do believe a certain segment of the marketplace clearly will be handled by local supply. But we think we can be successful in selling into both China, India -- China and India marketplaces. Very similar to how Korea has developed in the fact that when we were starting out we had a very large market share position for power amps in Korea, we still have a very good market share position, but we also do see local companies from time to time looking to capture a percentage of that market.


--------------------------------------------------------------------------------

Operator


     The next question is from Tony Rio of East Shore Partners. Please proceed.


--------------------------------------------------------------------------------
Tony Rio - East Shore Partners - Analyst


     Good afternoon. I have a question about some announcements that Nortel has made over the last several days. They had announcements of an infrastructure partnership with LG, and then they a subsequent announcement about an infrastructure partnership with a Chinese manufacturer. Can you comment on how you think that may affect your relationship with Nortel?


--------------------------------------------------------------------------------
Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     Well, I think, again, we have a very broad and a long-term relationship with Nortel. And I think Nortel is looking for ways to expand their business going forward, particularly in Asia. And we think that -- by doing that, it will probably give them an opportunity to grow their revenue base. I don't think it would have a specific impact on us as we go forward. They've been kind of a mid teens percentage market shareholder for the company. We think as we look into 2005, they're going to be a very strong customer of Powerwave, but importantly, we've got a number of other OEM and network operator customers that we think as well are growing as part of our overall business. So, specifically I don't have a direct comment to make with respect to their expansion plans as they go forward. You know, I think more business that Nortel achieves is probably going to be good for a company like Powerwave.


--------------------------------------------------------------------------------
Tony Rio - East Shore Partners - Analyst


     Do you know if either of these manufacturers have their own amplifier capabilities?


--------------------------------------------------------------------------------
Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     Well, with respect to -- again I've just seen the press announcements that have come forward. I'm not that familiar with the China company that they have talked about. LG is a customer of Powerwave, so we are family with them and we have been providing products to them as they go forward, so as we look that -- view that maybe positive for us in the fact that we have established relationships with both parties.


--------------------------------------------------------------------------------
Tony Rio - East Shore Partners - Analyst


     I understand. Just like to get a little clarity on the tri band antennas and that you spoke about and Tower Mounted Amplifiers. Can you speak little bit about how they play that 3G is, I mean, obviously the tri band antenna does, but on the Tower Mounted Amplifiers would you consider the 3G applications as more applicable and the Tower Mounted Amplifiers and then also in TMA's could you speak little about the US market and now that we have GSM carriers how that opportunity is playing out in the US.


--------------------------------------------------------------------------------

Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     Sure. Let me give you kind of broad answer on the TMA for third generation and that's from an external survey but just kind of roll if I, I think, in the second generation early systems for every 10 sites you might have gotten one to three TMA's. We see TMA as much more important in third generation and I think you are seeing somewhere between five to seven TMA's for every 10 sites that are being built. The bulk of those are going through the OEM, but importantly you are capturing more dollars and you will see more TMA's utilized in third generation systems than you potentially saw in initial second generation systems, which brings me to the US part of the question. I think the opportunity then is to really look at the GSM networks as we have in Europe and the outlook little more in the US for kind of add on or improvement coverage solutions--capacity solutions and we look at the TMA opportunity there as more of a secondary sale into the network operator.


--------------------------------------------------------------------------------
Tony Rio - East Shore Partners - Analyst


     So, I just -- then you would consider the opportunity on 3G to be larger than the 2G capture in the US?


--------------------------------------------------------------------------------
Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     I think the key is there is more TMA's going out per based station on third generation, so when third generation demand really picks up we think that going to be very positive for TMA sales. You know, the question comes down to in 2005 how many second generation GSM based stations, are either built new with GMA you new or you can sell GMA's into existing sites and compare how many based stations are commissioned in 2005 for 3G. I think if you go out and look long-term we think the opportunity in third generation is probably little bit bigger because those are going out with the initial builds of the sites.


--------------------------------------------------------------------------------
Tony Rio - East Shore Partners - Analyst


     All right. In the past you've always been pretty forthcoming with the amplifier design with the OEM's. Can you give a little bit of color as to either specific or number of OEM's where you do supply Tower Mounted Amplifier to right now?


--------------------------------------------------------------------------------
Bruce Edwards, Powerwave Technologies Inc. - President & CEO


     On Tower Mounted we have given the Amplifier piece of it. We have a very strong position on Tower Mounts. But since we put the two companies together we don't announce those relationships specifically. Rest assured we are designed in with a number of key base station OEM's for third generation Tower Mounted Amplifiers. That's part of our third generation sales that we have in and want to be clear when we talk about 3G in our numbers those are 2.1-gigahertz UMTS type opportunities pure and wide band CDMA. But we have a good position in TMA's. We are the number one provider of Tower Mounted Amplifiers and that couples with our number one position on RF Power Amplifiers.


--------------------------------------------------------------------------------
Tony Rio - East Shore Partners - Analyst


     Thank you.


--------------------------------------------------------------------------------

Operator


     You have no further questions at this time. I would like to turn the presentation back it Mr. Edwards for closing remarks.


--------------------------------------------------------------------------------
Bruce Edwards - Powerwave Technologies, Inc. - President & CEO


     Thank you, operator. And again thanks everybody for joining us. Today we are excited about the opportunities for Powerwave in the current wireless infrastructure environment and we look forward to talking with you when we report our results for the first quarter of 2005.


--------------------------------------------------------------------------------
Operator


     Thank you for participating in today conference. This concludes the presentation. You may now disconnect. Have a great day.



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